Exhibit 23(a)




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                        Jorden Burt Boros Cicchetti Berenson & Johnson
                                        Suite 400 East
                               1025 Thomas Jefferson St., N.W.
                                    Washington, D.C. 20007


                                        April 13, 1998


Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado  80111

        Re: Amendment No. 2 to the Registration Statement on Form S-1 File No. 333-01173

Ladies and Gentlemen:

        We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of Contracts described herein. We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus filed today with the Securities and Exchange Commission.

                             Very truly yours,

                          /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP

                             JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP